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Exhibit 10.16

SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT

made by

ACCURIDE CORPORATION

and certain of its Subsidiaries

in favor of

DEUTSCHE BANK TRUST COMPANY AMERICAS, together with any successor in such capacity,
as Administrative Agent

Dated as of February 26, 2010

i

SCHEDULES
Schedule 1	—	Notice Addresses
Schedule 2	—	Investment Property
Schedule 3	—	Perfection Matters
Schedule 4	—	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	—	Jurisdictions of Foreign Qualification
Schedule 5.7(b)		Governmental Authority Obligors
Schedule 6	—	Intellectual Property
Schedule 7	—	Contracts
Schedule 8	—	Pledged Accounts and Cash Concentration Accounts
EXHIBITS
Exhibit A	—	Form of Pledged Account Letter
Exhibit B	—	Form of Cash Concentration Account Letter
Exhibit C	—	Form of Control Agreement
Exhibit D	—	Form of Intellectual Property Security Agreement
Exhibit E	—	Form of Intellectual Property Security Agreement Supplement
Exhibit F	—	Form of Acknowledgement and Consent
ANNEX
Annex 1	—	Form of Assumption Agreement

ii

 SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL
AGREEMENT

        SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of February 26, 2010 (this "Agreement"), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Deutsche Bank Trust Company Americas ("DBTCA"), as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Fifth Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Accuride Corporation (the "U.S. Borrower"), Accuride Canada Inc. (the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers"), the Lenders, the Administrative Agent and Deutsche Bank Securities Inc., as lead arranger.

W I T N E S S E T H:

        WHEREAS, the Borrowers entered into the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended, modified or supplemented up to, but not including, the date hereof (the "Existing Credit Agreement"), with the banks, financial institutions and other institutional lenders party thereto as lenders, Citibank, N.A. as initial issuing bank, Citicorp USA, Inc. ("Citicorp") as swing line bank and as administrative agent, Citigroup Global Markets Inc. and Lehman Brothers Inc. as joint lead arrangers and joint book-runners, Lehman Commercial Paper Inc. as syndication agent, and DBTCA as documentation agent;

        WHEREAS, as a condition precedent to the effectiveness of the Existing Credit Agreement, the U.S. Borrower and certain of its subsidiaries were required to enter into the Amended and Restated Guarantee and Collateral Agreement, dated as of January 31, 2005 (as amended, supplemented or otherwise modified from time to time, the "Existing Guarantee and Collateral Agreement") made by the U.S. Borrower and the other Grantors (as defined therein) in favor of Citicorp as administrative agent for the benefit of the secured parties referred to in the Existing Credit Agreement, pursuant to which the U.S. Borrower and its such subsidiaries granted a first priority security interest in the Collateral (as defined therein) to secure the obligations of the Borrowers under the Existing Credit Agreement;

        WHEREAS, Citicorp, DBTCA, the Borrowers and each Guarantor entered into the Resignation and Assignment Agreement, dated as of August 14, 2009, pursuant to which Citicorp resigned and was succeeded by DBTCA as Administrative Agent for the lenders party to the Existing Credit Agreement and the Secured Parties under the Collateral Documents (each as defined in the Existing Credit Agreement);

        WHEREAS, the U.S. Borrower and the Subsidiaries of the U.S. Borrower that are Guarantors on the date of this Agreement (collectively, and together with the U.S. Borrower, the "Debtors") commenced voluntary cases under Chapter 11 of the Bankruptcy Code (Case Nos. 09-13450 through 09-13469, inclusive, which were administratively consolidated as Chapter 11 Case No. 09-13449 (collectively, the "Bankruptcy Filings") in the Bankruptcy Court on October 8, 2009 (the "Petition Date");

        WHEREAS, on February 18, 2010, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Joint Plan of Reorganization for Accuride Corporation, et al. (as in effect on the Effective Date, the "Plan of Reorganization");

        WHEREAS, pursuant to the Consent to the Fifth Amended and Restated Credit Agreement dated of even date herewith (the "Consent") and the Credit Agreement attached thereto, the parties hereto have agreed to amend and restate the Existing Credit Agreement to implement the terms of the Plan of Reorganization as it relates to the Existing Credit Agreement;

        WHEREAS, this Agreement amends and restates the guaranties, pledges and grants of collateral security provided for under the Existing Guarantee and Collateral Agreement in order to implement the terms of the Plan or Reorganization and the Credit Agreement; and

        WHEREAS, it is a condition precedent to the effectiveness of the Consent and the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lender Parties;

        NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Consent and to extend credit to the Borrowers under the Credit Agreement, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE 1

Defined Terms

        Section 1.1    Definitions.

        (a)   Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

        (b)   The following terms shall have the following meanings:

        "Accuride Erie":    Accuride Erie L.P., a Delaware limited partnership (formerly known as AKW L.P.).

        "Agreement":    this Second Amended and Restated Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

        "AKW LLC":    means AKW General Partner L.L.C., a Delaware limited liability company.

        "Bank Accounts":    the Disbursement Accounts, the Cash Collateral Accounts, the Cash Concentration Accounts, the Core Concentration Accounts, the Lockbox Accounts, any other Deposit Accounts and any Securities Account; provided that "Bank Account" shall not include or be deemed to include any Petty Cash Account.

        "Borrower Obligations":    the collective reference to the unpaid principal of and interest on the U.S. Loan Advances, the Canadian Advances, the U.S. Letter of Credit Advances, reimbursement obligations in respect of Letters of Credit and all other Obligations of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Advances, reimbursement obligations in respect of Letters of Credit and the other Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lender Parties that are required to be paid by any Borrower pursuant to the terms of any of the foregoing agreements).

        "Borrowers' Collateral Investments":    as defined in Section 4.1(b).

        "Capital Stock":    any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including, without limitation, limited liability company interests, partnership interests and other equity interests) in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

        "Cash Collateral Account":    (a) with respect to each Borrower, the cash collateral account opened with DBTCA at its offices at 60 Wall Street, MSNYC 60-0208, New York, New York, 10005. All Cash Collateral Accounts have been opened pursuant to and for the purposes set forth in Section 2.03(b)(ix) of the Credit Agreement and Section 4.1 of this Agreement, and are under the sole and exclusive dominion and control of the Administrative Agent and subject to the terms of this Agreement.

        "Cash Concentration Account Letters":    as defined in Section 4.3(a)(i).

        "Cash Concentration Accounts":    the Deposit Accounts listed on Schedule 8 hereto as the Cash Concentration Accounts and any other Deposit Account established and maintained by any Loan Party from time to time as a Cash Concentration Account in accordance with Section 4.3.

        "Cash Concentration Collateral Investments":    as defined in Section 4.3(c).

        "Collateral":    as defined in Article 3.

        "Collateral Account":    any collateral account established by the Administrative Agent as provided in Section 7.1 or 7.4.

        "Collateral Bank":    as defined in Section 4.3(a)(i).

        "Collateral Investments":    as defined in Section 4.1(c).

        "Computer Software":    all computer software programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware, and documentation and materials relating thereto, and all rights with respect to the foregoing, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

        "Contracts":    the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

        "Control Agreements":    means an agreement, in substantially the form of Exhibit C hereto.

        "Copyright Licenses":    any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 4.01(v) to the Credit Agreement), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

        "Copyrights":    (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4.01(v) to the Credit Agreement), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

        "Core Concentration Account":    each Deposit Account listed on Schedule 8 hereto as the Core Concentration Accounts and any other Deposit Account established and maintained by any Loan Party from time to time as a Core Concentration Account in accordance with Section 4.3.

        "Cuyahoga Tort Claim":    the claim represented by the lawsuit (CV 09 686274) filed by the U.S. Borrower in the Court of Common Pleas of Cuyahoga County, Ohio against Forgitron Technologies, LLC and Automated Wheel, LLC under the Ohio Trade Secrets Act, Ohio Rev. Code §§ 1333.61, et seq., for injunctive relief and monetary damages arising out of the Defendants' misappropriation of the U.S. Borrower's trade secrets used in manufacturing forged aluminum wheels for heavy-duty and medium-duty trucks and commercial trailers.

        "DBTCA":    means Deutsche Bank Trust Company Americas.

        "Deposit Account":    as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depository institution. "Deposit Account" shall include each Deposit Account listed on Schedule 8 and any other Deposit Account established and maintained by any Loan Party from time to time in accordance with Section 4.2.

        "Disbursement Account":    each Deposit Account listed on Schedule 8 as the Disbursement Accounts and any other Deposit Account established and maintained by any Loan Party from time to time as a Disbursement Account in accordance with Section 4.2.

        "Distributing LLC":    Accuride Distributing, LLC, a Delaware limited liability company.

        "EMI LLC":    Accuride EMI, LLC, a Delaware limited liability company.

        "Existing Guarantee and Collateral Agreement":    as defined in the third paragraph of this Agreement.

        "Foreign Subsidiary":    any Subsidiary organized under the laws of any jurisdiction outside of the United States of America.

        "Foreign Subsidiary Voting Stock":    the voting Capital Stock of any Foreign Subsidiary.

        "Governmental Authority":    any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

        "Grantors":    as defined in the first paragraph of this agreement.

        "Guarantor Obligations":    with respect to any Guarantor, all obligations and liabilities of such Guarantor that may arise under or in connection with this Agreement (including, without limitation, Article 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

        "Guarantors":    the collective reference to each Grantor other than the U.S. Borrower.

        "Henderson LLC":    means Accuride Henderson Limited Liability Company, a Delaware limited liability company.

        "Intellectual Property":    the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, the Computer Software and any registered internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

        "Intellectual Property Security Agreement":    as defined in Section 6.10(i).

        "Intercompany Note":    any promissory note evidencing loans made by any Grantor to any of its Subsidiaries.

        "Investment Property":    the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

        "Issuers":    the collective reference to each issuer of any Investment Property.

        "License":    all license agreements, permits, authorizations and franchises, whether with respect to the Patents, Trademarks, Copyrights, Trade Secrets or Computer Software, or with respect to the patents, trademarks, copyrights, trade secrets, computer software or other proprietary right of any other Person, and all income, royalties and other payments now or hereafter due and/or payable with respect thereto, subject, in each case, to the terms of such license agreements, permits, authorizations and franchises.

        "Lockbox Account":    each Deposit Account listed on Schedule 8 as the Lockbox Accounts and any other Deposit Account established and maintained by any Loan Party from time to time as a Lockbox Account in accordance with Section 4.2.

        "NDC":    as defined in Section 5.4(a).

        "New York UCC":    the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Obligations":    (i) in the case of each Borrower, its Borrower Obligations and (ii) in the case of each Guarantor, its Guarantor Obligations.

        "Obligor":    as defined in Section 4.2(b).

        "Patent Licenses":    all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 4.01(v) to the Credit Agreement.

        "Patents":    (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 4.01(v) to the Credit Agreement, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4.01(v) to the Credit Agreement and (iii) all rights to obtain any reissues or extensions of the foregoing.

        "Petty Cash Accounts":    petty cash accounts maintained by any Grantor with any bank, provided that (i) the amount on deposit in each such account shall not exceed $100,000 at any time and (ii) the aggregate amount on deposit in all such accounts shall not exceed $500,000 at any time.

        "Pledged Account Banks":    as defined in Section 4.2(a).

        "Pledged Account Letters":    as defined in Section 4.2(a).

        "Pledged Accounts":    as defined in Section 4.2(a).

        "Pledged Notes":    all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor in an aggregate principal amount in excess of $1,000,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

        "Pledged Stock":    the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that a pledge of outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary shall be subject to Article 3.

        "Proceeds":    all "proceeds" as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

        "Receivable":    any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

        "Securities Account":    as defined in the Uniform Commercial Code of any applicable jurisdiction.

        "Securities Account Control Agreement":    as defined in Section 4.2(b).

        "Securities Act":    the Securities Act of 1933, as amended.

        "Trade Secrets":    all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information.

        "Trademark License":    any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

        "Trademarks":    (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the U.S. PTO or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4.01(v) to the Credit Agreement and (ii) the right to obtain all renewals thereof.

        "Unmatured Surviving Obligations":    Obligations which by their terms survive termination of the Credit Agreement or any other Loan Document, as applicable, and which, at the relevant time, are not then due and payable.

        "U.S. Copyright Office":    means United States Copyright Office.

        "U.S. PTO":    means U.S. Patent and Trademark Office.

        "Vehicles":    all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

        Section 1.2    Other Definitional Provisions.

        (a)   The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

        (b)   The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        (c)   Where the context requires, terms relating to the Collateral or any part thereof when used in relation to a Grantor shall refer to such Grantor's Collateral or the relevant part thereof.

ARTICLE 2

Guarantee

        Section 2.1    Guarantee.

        (a)   Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

        (b)   Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

        (c)   Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of the Administrative Agent or any Lender Party hereunder.

        (d)   The guarantee contained in this Article 2 shall remain in full force and effect until all of the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Article 2 shall have been satisfied by payment in full and no Letter of Credit shall be outstanding, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations.

        (e)   No payment made by either Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from either Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off, appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full and no Letter of Credit shall be outstanding.

        Section 2.2    Right of Contribution.    Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

        Section 2.3    No Subrogation.    Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against either Borrower, any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution, indemnification or reimbursement from either Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until all amounts owing to the Administrative Agent and the Secured Parties by the Borrowers on account of the Borrower Obligations (other than Unmatured Surviving Obligations) are paid in full and no Letter of Credit is outstanding. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations (other than Unmatured Surviving Obligations) shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

        Section 2.4    Amendments, etc. with Respect to the Borrower Obligations.    Each Guarantor shall remain obligated hereunder notwithstanding that (without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor) any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations may be continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, all affected Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Article 2 or any property subject thereto.

        Section 2.5    Guarantee Absolute and Unconditional.    Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between either Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have occurred or been consummated in reliance upon the guarantee contained in this Article 2. Each

Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon either Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by either Borrower or any other Person against the Administrative Agent or any Secured Party, (c) any change, restructuring or termination of the corporate structure or existence of either Borrower or any of its Subsidiaries, (d) any failure of any Secured Party to disclose to either Borrower or any Guarantor any information relating to the financial condition, operations, properties or prospects of any other Loan Party now or in the future known to any Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information), or (e) any other circumstance whatsoever (with or without notice to or knowledge of either Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of either Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against either Borrower, any Guarantor, any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from either Borrower, any Guarantor, any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of either Borrower, any Guarantor, any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof, "demand" shall include the commencement and continuance of any legal proceedings.

        Section 2.6    Reinstatement.    The guarantee contained in this Article 2 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of either Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, either Borrower or any Guarantor or any substantial part of such Borrower's or Guarantor's property, or otherwise, all as though such payments had not been made.

        Section 2.7    Payments.    Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the Applicable Lending Office of the Administrative Agent.

 ARTICLE 3

Grant of Security Interest

        Each Grantor hereby assigns and transfers to the Administrative Agent and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a)   all Bank Accounts and all monies, securities, Instruments and other investments deposited or required to be deposited in each Bank Account;

          (b)   all Chattel Paper;

          (c)   all Contracts;

          (d)   all Commercial Tort Claims, including the Cuyahoga Tort Claim;

          (e)   all Documents (other than title documents with respect to Vehicles);

          (f)    all Equipment;

          (g)   all Fixtures;

          (h)   all General Intangibles;

          (i)    all Instruments;

          (j)    all Intellectual Property;

          (k)   all Inventory;

          (l)    all Investment Property;

          (m)  all Letter-of-Credit Rights;

          (n)   all Receivables (including all Accounts);

          (o)   all Vehicles and title documents with respect to Vehicles;

          (p)   all other property not otherwise described above (except for any property specifically excluded from any clause in this section above and any property specifically excluded from any defined term used in any clause of this section above);

          (q)   all books and records pertaining to the Collateral; and

          (r)   to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that

              (i)  notwithstanding any of the other provisions set forth in this Article 3, this Agreement shall not constitute a grant of a security interest in (A) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, constitutes a breach or default under, results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and provisions as if such provision had never been in effect or (B) in any Equipment that is subject to a Capitalized Lease or purchase money financing (in each case as permitted by the Credit Agreement) so long as, and only so long as, such Capitalized Lease or purchase money financing by its terms would not allow the security interest created hereunder;

             (ii)  the pledge and assignment by the U.S. Borrower of and the grant by the U.S. Borrower of a security interest in the Pledged Stock issued by the Canadian Borrower shall be limited as follows: (A) the pledge and assignment of and the grant of a security interest in 66%, and only 66%, of such Pledged Stock secure the payment of the Obligations of the U.S. Borrower now or hereafter existing under the Loan Documents other than the Obligations of the U.S. Borrower under the Guaranty and (B) the pledge and assignment of and the grant of a security interest in 100% of such Pledged Stock secure the payment by the U.S. Borrower pursuant to the Guaranty of the Guaranteed Obligations now or hereafter existing under the Loan Documents; and

            (iii)  the pledge and assignment by each Grantor of and the grant by each Grantor of a security interest in Pledged Stock that is Foreign Subsidiary Voting Stock (other than Pledged Stock issued by the Canadian Borrower as provided in the preceding paragraph (iii)) shall be limited to 66%, and only 66%, of such Pledged Stock.

ARTICLE 4

Accounts

        Section 4.1    Cash Collateral Accounts.    (a) So long as any of the Advances shall remain unpaid or any Letter of Credit shall be outstanding:

            (i)  each of the Borrowers will maintain its Cash Collateral Account with DBTCA in accordance with the terms of this Agreement. The Administrative Agent shall have sole and exclusive dominion and control of each Cash Collateral Account subject to the terms of this Agreement; and

           (ii)  it shall be a term and condition of each Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to such Cash Collateral Account, that no amount (including, without limitation, interest on Collateral Investments related thereto) shall be paid or released to or for the account of, or withdrawn by or for the account of, any of the Grantors or any other Person from such Cash Collateral Account, except as otherwise provided in Sections 4.1(g) and (h) and Article 7.

        Each Cash Collateral Account shall be subject to such applicable laws (including, without limitation, such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking authority or other Governmental Authority) as are in effect from time to time.

        (b)   If requested by the applicable Borrower, the Administrative Agent will, subject to the provisions of Section 4.1(g) and (h) and Article 7, from time to time, so long as no Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or Event of Default has occurred and is continuing, (i) invest amounts on deposit in the Cash Collateral Account of such Borrower in such Cash Equivalents as such Borrower may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the Administrative Agent, on behalf of such Borrower, and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents as such Borrower may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the Administrative Agent, on behalf of such Borrower (the Cash Equivalents referred to in clauses (i) and (ii) of this Section 4.1(b) being, collectively, the "Borrowers' Collateral Investments").

        (c)   Upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, the Administrative Agent may, subject to the provisions of Article 7, from time to time (i) invest amounts on deposit in each Cash Collateral Account, and any cash proceeds collected by or on behalf of the Administrative Agent and held pursuant to Section 7.4, in such Cash Equivalents as the Administrative Agent may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the Administrative Agent, on behalf of the applicable Borrower, and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in such Cash Equivalents as the Administrative Agent may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the Administrative Agent, on behalf of the applicable Borrower (the Cash Equivalents referred to in clauses (i) and (ii) of this Section 4.1(c), together with the Borrowers' Collateral Investments, being, collectively, the "Collateral Investments")

        (d)   Interest and proceeds that are not invested or reinvested in Collateral Investments as provided in subsection (b) or (c) of this Section 4.1 shall be deposited and held in the applicable Cash Collateral Account.

        (e)   The Administrative Agent shall not have any liability to any of the Grantors or any of the other Secured Parties for, or as a result of, any losses suffered from any Collateral Investment made by it in accordance with this Section 4.1 or if the earnings realized on any such Collateral Investment are less than otherwise could have been achieved had other Cash Equivalents been selected by the Borrowers or the Administrative Agent pursuant to the terms of subsection (b) or (c), respectively, of this Section 4.1.

        (f)    All of the Collateral Investments made in respect of the Cash Collateral Accounts, all interest and income received thereon and therefrom, and the net proceeds realized upon the maturity or sale thereof, shall be held in such Cash Collateral Account as Collateral, which amounts may be released solely in accordance with the provisions of Section 4.1(g) and (h) and Article 7.

        (g)   The Administrative Agent is hereby authorized, without any further action by or notice to or from any of the Borrowers, to maintain any amounts deposited into the Cash Collateral Account of any such Borrower pursuant to Section 2.03(b)(ix) of the Credit Agreement until the last day of the Interest Period then in effect for any outstanding Eurodollar Rate Advances and, on such last day, to pay and release such amounts from such Cash Collateral Account for the prepayment to each of the Lenders of the Eurodollar Rate Advances outstanding on such day in accordance with Section 2.03(b) of the Credit Agreement, with any excess amounts in such Cash Collateral Account to be transmitted to the account designated by the applicable Borrower, provided that no Default under Section 7.01(a) or (f) of the Credit Agreement or no Event of Default has occurred and is continuing.

        (h)   Subject to clause (g) above, so long as no Default under Section 7.01(a) or (f) of the Credit Agreement or no Event of Default shall have occurred and be continuing, the Administrative Agent will pay and release to the applicable Borrower or at its order and at the request of such Borrower, the amount, if any, by which the credit balance of the Cash Collateral Account of such Borrower exceeds all amounts then due and payable by such Borrower under the Loan Documents, together with all accrued and unpaid interest and fees under the Credit Agreement.

        Section 4.2    Pledged Accounts.    So long as any Advance or any other Obligation (other than any Unmatured Surviving Obligation) of any Loan Party under any Loan Document shall remain unpaid or any Letter of Credit shall be outstanding:

          (a)   each Grantor will establish and maintain Lockbox Accounts and other Deposit Accounts (other than Cash Concentration Accounts and Core Concentration Accounts) (such Lockbox Accounts and other Deposit Accounts, collectively, the "Pledged Accounts") only with banks (the "Pledged Account Banks") that have entered into letter agreements in substantially the form of Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent with such Grantor and the Administrative Agent (such letters, together with any Pledged Account Letters entered into pursuant to the Existing Guarantee and Collateral Agreement, the "Pledged Account Letters"), provided that the Petty Cash Accounts shall not be required to be Pledged Accounts and shall not be required to be subject to Pledged Account Letters;

          (b)   each Grantor will (i) immediately instruct each Person obligated at any time to make any payment to such Grantor for any reason (an "Obligor") to make such payment to a Pledged Account of such Grantor or to a Cash Concentration Account and (ii) deposit in a Pledged Account or pay to the Administrative Agent for deposit in a Cash Concentration Account, at the end of each Business Day, all proceeds of Collateral and all other cash of such Grantor in excess of $250,000 in the aggregate;

          (c)   concurrently with or promptly after entering into a Pledged Account Letter with any Pledged Account Bank, each Grantor will instruct such Pledged Account Bank to transfer to a Cash Concentration Account, at the end of each Business Day, in same day funds, an amount equal to the credit balance of the Pledged Account in such Pledged Account Bank. If any Grantor shall fail to give any such instructions to any Pledged Account Bank, the Administrative Agent may do so without further notice to any Grantor;

          (d)   each Grantor agrees that it will not add any bank as a Pledged Account Bank or add any account as a Pledged Account to those listed in Schedule 8 hereto, unless the Administrative Agent shall have received at least 10 days' prior written notice of such addition and shall have received a Pledged Account Letter executed by such new Pledged Account Bank and such Grantor or a supplement to an existing Pledged Account Letter covering such new Pledged Account, as the case may be (and, upon the receipt by the Administrative Agent of such Pledged Account Letter or supplement, Schedule 8 hereto shall be automatically amended to include such Pledged Account Bank or Pledged Account). Each Grantor agrees that it will not terminate any bank as a Pledged Account Bank or terminate any account as a Pledged Account, unless the Administrative Agent shall have received at least 10 days' prior written notice of such termination (and, upon such termination, Schedule 8 hereto shall be automatically amended to delete such Pledged Account Bank or Pledged Account);

          (e)   upon any termination of any Pledged Account Letter or other agreement with respect to the maintenance of a Pledged Account by any Grantor or any Pledged Account Bank, such Grantor will immediately notify all Obligors that were making payments to such Pledged Account to make all future payments to another Pledged Account or to a Cash Concentration Account. If an Event of Default has occurred and is continuing, each Grantor agrees to terminate any or all Pledged Accounts and Pledged Account Letters upon request by the Administrative Agent;

          (f)    the Grantors will draw checks on, and otherwise withdraw amounts from, their respective operating accounts in such amounts as may be required in the ordinary course of business (including, without limitation, to pay or prepay Debt outstanding under the Loan Documents). So long as no Default under Section 7.01(a) or (f) of the Credit Agreement or no Event of Default shall have occurred and be continuing, the Administrative Agent will direct the applicable Collateral Bank (as hereinafter defined) to transfer amounts on deposit in the Cash Concentration Account maintained with such Collateral Bank to the respective operating accounts to the extent necessary to pay all checks drawn on, and all amounts otherwise withdrawn from, such operating accounts;

          (g)   each Grantor agrees that except for the Petty Cash Accounts, it will not add any account as an unblocked account and will not terminate any account as an unblocked account, unless the Administrative Agent shall have received at least 10 days' prior written notice of such addition or termination; and

          (h)   notwithstanding anything to the contrary in this Agreement, with respect to the Lockbox Account of the U.S. Borrower maintained in London, Ontario, Canada, the transfers required pursuant to Section 4.2(c) shall be to the cash concentration account maintained by the Canadian Borrower under the Canadian Security Agreement rather than to any Cash Concentration Account.

          (i)    the Administrative Agent hereby agrees with the Grantors that, unless a Default under Section 7.01(a) or (f) of the Credit Agreement has occurred and is continuing, or an Event of Default has occurred, the Administrative Agent shall not issue instructions under the Pledged Account Letters.

        Section 4.3    Cash Concentration Accounts.    (a) So long as any of the Advances shall remain unpaid or any Letter of Credit shall be outstanding:

            (i)  the U.S. Borrower will maintain its Deposit Accounts that are Cash Concentration Accounts or Core Concentration Accounts with any commercial bank reasonably acceptable to the Administrative Agent (each, a "Collateral Bank") in accordance with the terms of this Agreement and any existing Cash Concentration Account Letters entered into pursuant to the Existing Guarantee and Collateral Agreement and, within 90 days after the Effective Date, such other letter agreements (such letter agreements, together with any Cash Concentration Account Letters entered into pursuant to the Existing Guarantee and Collateral Agreement, the "Cash Concentration Account Letters"), among the U.S. Borrower, the relevant Collateral Bank and the Administrative Agent, which letter agreements are to be in substantially the form of Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent. Upon the occurrence and continuance of a Default under Section 7.01(a) or (f) of the Credit Agreement or the occurrence of an Event of Default, the Administrative Agent shall have sole and exclusive dominion and control of the Cash Concentration Accounts subject to the terms of this Agreement and of the Cash Concentration Account Letters;

           (ii)  it shall be a term and condition of each Cash Concentration Account and each Core Concentration Account that no amount (including, without limitation, interest on Cash Concentration Collateral Investments related thereto) shall be paid or released to or for the account of, or withdrawn by or for the account of, the U.S. Borrower or any other Person from such Cash Concentration Account or Core Concentration Account, except as otherwise provided in Section 4.2(f) and Article 7 hereof and in the applicable Cash Concentration Account Letter;

          (iii)  the U.S. Borrower agrees that it will not add any bank as a Collateral Bank or add any account as a Cash Concentration Account or a Core Concentration Account to that listed in Schedule 8 hereto, unless the Administrative Agent shall have received at least 10 days' prior written notice of such addition and shall have received a Cash Concentration Account Letter executed by such new Collateral Bank and the U.S. Borrower or a supplement to an existing Cash Concentration Account Letter covering such new Cash Concentration Account or Core Concentration Account, as the case may be (and, upon the receipt by the Administrative Agent of such new Cash Concentration Account Letter or supplement, Schedule 8 hereto shall be automatically amended to include such Collateral Bank or Cash Concentration Account or Core Concentration Account). The U.S. Borrower agrees that it will not terminate any Collateral Bank as a Collateral Bank or terminate any account as a Cash Concentration Account or a Core Concentration Account, unless the Administrative Agent shall have received at least 10 days' prior written notice of such termination and, upon such termination, (i) to the extent not applied for a use permitted pursuant to this Agreement or the Credit Agreement, the U.S. Borrower shall cause any amounts deposited in such Cash Concentration Account or Core Concentration Account to be deposited in another Bank Account subject to the Lien of the Administrative Agent until a replacement Cash Concentration Account or Core Concentration Account is established and (ii) Schedule 8 hereto shall be automatically amended to delete such Collateral Bank, Cash Concentration Account or Core Concentration Account; and

          (iv)  the Administrative Agent hereby agrees with the U.S. Borrower that, unless a Default under Section 7.01(a) or (f) of the Credit Agreement has occurred and is continuing, or an Event of Default has occurred, the Administrative Agent shall not issue instructions under any Cash Concentration Account Letter.

        (b)   So long as no Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or Event of Default has occurred and is continuing, the U.S. Borrower may direct any Collateral Bank to (i) invest amounts on deposit in the Cash Concentration Account or Core Concentration Account maintained with such Collateral Bank in such Cash Equivalents as the U.S. Borrower may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the U.S. Borrower, and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents as the U.S. Borrower may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the U.S. Borrower (the Cash Equivalents referred to in clauses (i) and (ii) of this Section 4.3(b) being, collectively, the "U.S. Borrower Collateral Investments").

        (c)   Upon the occurrence and during the continuance of a Default under Section 7.01(a) or 7.01(f) of the Credit Agreement or an Event of Default, the Administrative Agent may, subject to the provisions of Article 7, from time to time (i) invest amounts on deposit in any Cash Concentration Account or Core Concentration Account in such Cash Equivalents as the Administrative Agent may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the Administrative Agent, on behalf of the U.S. Borrower, and (ii) invest interest paid on the Cash Equivalents referred to in clause (i) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in such Cash Equivalents as the Administrative Agent may select, in each case which investments shall be made in the name of, and with the entitlement holder being, the Administrative Agent, on behalf of the U.S. Borrower (the Cash Equivalents referred to in clauses (i) and (ii) of this Section 4.3(c), together with the U.S. Borrower Collateral Investments, being, collectively, the "Cash Concentration Collateral Investments").

        (d)   Interest and proceeds that are not invested or reinvested in Cash Concentration Collateral Investments as provided in subsection (b) or (c) of this Section 4.3 shall be deposited and held in the applicable Cash Concentration Account or Core Concentration Account.

        (e)   The Administrative Agent shall not have any liability to the U.S. Borrower or any other Grantors or any of the Secured Parties for, or as a result of, any losses suffered from any Cash Concentration Collateral Investment made by it in accordance with this Section 4.3 or if the earnings realized on any such Cash Concentration Collateral Investment are less than otherwise could have been achieved had other Cash Equivalents been selected by the U.S. Borrower or the Administrative Agent pursuant to the terms of subsection (b) or (c), respectively, of this Section 4.3.

        (f)    All of the Cash Concentration Collateral Investments made in respect of each Cash Concentration Account or Core Concentration Account and all interest and income received thereon and therefrom, and the net proceeds realized upon the maturity or sale thereof, shall be held in such Cash Concentration Account or Core Concentration Account as Collateral, which amounts may be released solely in accordance with the provisions of Section 4.2(f) and Article 7 hereof and of the applicable Cash Concentration Account Letter.

        Section 4.4    Securities Account.

        (a)   At any time upon the occurrence and during the continuance of a Default under Section 7.01(a) or (f) of the Credit Agreement, or upon the occurrence of an Event of Default, the Administrative Agent shall have the right, in its sole discretion and without notice to any Grantor, at any time to convert Collateral consisting of financial assets credited to any Securities Account (other than a Petty Cash Account) to Collateral consisting of financial assets held directly by the Administrative Agent, and to convert Collateral consisting of financial assets held directly by the Administrative Agent to Collateral consisting of financial assets credited to such Securities Account.

        (b)   With respect to any Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement, such Grantor will cause the securities intermediary with respect to such security entitlement to either (i) identify in its records the Administrative Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) agree in writing with such Grantor and the Administrative Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial assets to which such Grantor has a security entitlement) originated by the Administrative Agent without further consent of such Grantor, any such agreement to be substantially in the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Administrative Agent (any such agreement, together with any Securities Account Control Agreement entered into pursuant to the Existing Guarantee and Collateral Agreement being a "Securities Account Control Agreement"); provided that Securities Account Control Agreements shall not be required for Petty Cash Accounts.

        (c)   No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account (other than a Petty Cash Account) in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4.4 in order to perfect the security interest granted hereunder in such Collateral and, upon compliance with such provisions, Schedule 8 hereto shall be automatically amended to include such Securities Account.

        (d)   The Administrative Agent hereby agrees with the Grantors that, unless a Default under Section 7.01(a) or (f) of the Credit Agreement has occurred and is continuing or an Event of Default has occurred, the Administrative Agent shall not issue instructions under any Securities Account Control Agreement.

 ARTICLE 5

Representations and Warranties

        To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and make U.S. Letter of Credit Advances thereunder from time to time, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

        Section 5.1    Title; No Other Liens.    Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may as part of its business grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each of the Administrative Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

        Section 5.2    Perfected First Priority Liens.    The security interests granted pursuant to this Agreement (a) upon (w) completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed or duly executed form), (x) the recordation of the Intellectual Property Security Agreements referred to in Section 6.10(i) with the U.S. PTO and the U.S. Copyright Office, as applicable, which Agreements have been, or will be, duly recorded and are in full force and effect, (y) the execution of the Control Agreements pursuant to this Agreement and (z) the recording of the Lien of the Administrative Agent hereunder on the certificate of title for any Equipment that is certificated in any state (which recording shall not be required for any Equipment with a fair market value of less than $100,000) will constitute valid and perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lender Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral except for Liens permitted by the Credit Agreement that have priority over the Liens on the Collateral by operation of law. All filings and other actions necessary to perfect such security interest have been duly taken and are in full force and effect or will be made or taken in accordance with the terms of the Loan Documents, and all filing and recording fees and taxes related to any of the foregoing have been or will upon each filing be duly paid in full.

        Section 5.3    Jurisdiction of Organization; Chief Executive Office.    On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished (or has agreed to furnish) to the Administrative Agent a certified charter, certificate of incorporation or other organization documents and long form good standing certificate as of a date which is recent to the date hereof.

        Section 5.4    Inventory and Equipment

        (a)   Schedule 5 sets forth, as of the date hereof, each jurisdiction where such Grantor owns or leases property or in which the conduct of its business requires it to be qualified and in good standing as a foreign corporation, except such jurisdictions where the failure to be so qualified or in good standing has not had or would not reasonably be likely to have a Material Adverse Effect. Such Grantor has exclusive possession and control of its Equipment and Inventory other than (i) Inventory in transit, (ii) Inventory in the possession of Persons for purposes of processing such Inventory, in the ordinary course of such Grantor's business, (iii) Equipment in the possession of Persons for purposes of being repaired or maintained in the ordinary course of such Grantor's business, (iv) Inventory stored at any leased premises or warehouse for which a landlord's or warehouseman's agreement, in form and substance reasonably satisfactory to the Administrative Agent, is in effect; provided that the Grantors may store Inventory at the leased premises or warehouse of any landlord or warehouseman without a landlord's or warehouseman's agreement to the extent that a landlord's or warehouseman's agreement is not obtained from such landlord or warehouseman after the exercise by such Grantor of commercially reasonable efforts, and (v) such other Inventory that does not satisfy the criteria set forth in clauses (i), (ii) and (iii) above with an aggregate value not to exceed $100,000. With respect to clause (iv) of the preceding sentence, the Administrative Agent acknowledges and agrees that (x) the Grantors have used commercially reasonable efforts to obtain a warehouseman's agreement from National Distribution Centers ("NDC"), the warehouseman of the facility located at 5100 S. Indianapolis Road, Whitestown, Indiana, and, despite such efforts, have been unable to obtain a warehouseman's agreement from NDC, and (y) the Grantors have no further obligation to seek a warehouseman's agreement from NDC or its successors for the Whitestown, Indiana Facility.

        (b)   The Inventory that has been produced or distributed by such Grantor has been produced in compliance in all material respects with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

        Section 5.5    Farm Products.    None of the Collateral constitutes, or is the Proceeds of, Farm Products.

        Section 5.6    Investment Property.

        (a)   The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

        (b)   All the shares of the Pledged Stock have been duly and validly issued and, to the extent such Pledged Stock constitute shares of stock, are fully paid and nonassessable, and, in the case of such Pledged Stock issued by Distributing LLC, EMI, LLC, AKW LLC, Henderson LLC, and Accuride Erie, are not represented by certificates.

        (c)   To the knowledge of the applicable Grantor, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (d)   Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement.

        (e)   The U.S. Borrower has delivered to the Administrative Agent any consents required under the articles of incorporation of the Canadian Borrower to the transfer of the Pledged Stock of the Canadian Borrower, concurrently with the delivery of duly executed instruments of transfer or assignments in blank in respect of such Pledged Stock.

        Section 5.7    Receivables.

        (a)   No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper in an aggregate amount in excess of $100,000 which has not been delivered to the Administrative Agent.

        (b)   Except as set forth on Schedule 5.7(b) hereto, none of the obligors on any Receivables is a Governmental Authority.

        Section 5.8    Contracts.

        (a)   No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

        (b)   Each Contract to which such Grantor is a party has been duly authorized, executed and delivered by such Grantor and, to the knowledge of such Grantor, by all other parties thereto, and is in full force and effect and constitutes a valid and legally enforceable obligation against such Grantor and, to the knowledge of such Grantor, against all other parties thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (c)   No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those that have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

        (d)   Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

        (e)   Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

        (f)    No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper in an aggregate amount in excess of $100,000 that has not been delivered to the Administrative Agent.

        Section 5.9    Intellectual Property.

        (a)   Schedule 4.01(v) of the Credit Agreement lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

        (b)   On the date hereof, all material Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned. To the knowledge of such Grantor, the rights of such Grantor in or to such Intellectual Property do not conflict with, misappropriate or infringe upon the intellectual property rights of any third party, and no claim has been asserted that the use of such Intellectual Property does or may infringe upon the intellectual property rights of any third party that could reasonably be expected to have a Material Adverse Effect. To the best of such Grantor's knowledge, no Person is engaging in any activity that infringes upon or misappropriates the Intellectual

Property or the rights of such Grantor therein except for such matters as could not reasonably be expected to have a Material Adverse Effect.

        (c)   Except as set forth on Schedule 4.01(v) of the Credit Agreement, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the material Intellectual Property except for those that do not interfere in any material respect with the Grantor's use thereof.

        (d)   No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

        (e)   Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every material item of Intellectual Property in full force and effect throughout the world in all jurisdictions reasonably necessary for such Grantor's use thereof, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. PTO and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each material patent, trademark and copyright of the Intellectual Property.

        (f)    No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property except, in each case, for such matters that could not reasonably be expected to have a Material Adverse Effect.

        (g)   With respect to each material License: (i) such License is valid, binding, in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such License; (ii) such License will not cease to be valid, binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such License or otherwise give the licensor or licensee a right to terminate such License; (iii) such Grantor has not received any notice of termination or cancellation under such License; (iv) such Grantor has not received any notice of a breach or default under such License, which breach or default has not been cured; (v) except as permitted pursuant to the Credit Agreement, such Grantor has not granted to any other third party any rights, adverse or otherwise, under such License; and (vi) neither such Grantor nor any other party to such License is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such License.

        (h)   To the best of such Grantor's knowledge, except for the matters that are the subject of the Cuyahoga Tort Claim and such matters as could not reasonably be expected to have a Material Adverse Effect, (i) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than the Borrowers and their Subsidiaries; (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (iii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property.

        Section 5.10    Commercial Tort Claims.

        (a)   On the date hereof, except for the Cuyahoga Tort Claim, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $100,000.

        (b)   Upon the filing of a financing statement covering any Commercial Tort Claim (including the Cuyahoga Tort Claim) referred to in Section 6.11 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement that have priority over the Liens on such Collateral by operation of law.

        Section 5.11    Accounts.    As of the date hereof, such Grantor has no Pledged Accounts, Cash Concentration Accounts, Core Concentration Accounts or other Deposit Accounts, or any Securities Accounts, other than the Pledged Accounts, the Cash Concentration Accounts, Core Concentration Accounts, other Deposit Accounts and Securities Accounts listed on Schedule 8 hereto, as such Schedule 8 may be amended from time to time pursuant to Section 4.2(d), Section 4.3(a)(iii) and Section 4.3(c), and the Petty Cash Accounts. Such Grantor has instructed all existing Obligors to make all payments to a Pledged Account.

        Section 5.12    Consents.

        (a)   The U.S. Borrower, as the sole member of AKW LLC, hereby consents for purposes of Article 9 of AKW LLC's limited liability company agreement to the assignment and pledge hereunder of, and the grant hereunder of security interest in, the Pledged Stock issued by AKW LLC and to the assignment, sale or other disposition of such Pledged Stock pursuant to Article 7 hereof and the transferee of such assignment, sale or other disposition becoming a substituted member under AKW LLC's limited liability company agreement.

        (b)   The U.S. Borrower, as limited partner, and AKW LLC, as general partner, of Accuride Erie, hereby (i) consent for purposes of Article 9 of Accuride Erie's limited partnership agreement to the assignment and pledge hereunder of, and the grant hereunder of security interest in, the Pledged Stock issued by Accuride Erie and to the assignment, sale or other disposition of such Pledged Stock pursuant to Article 7 hereof and the transferee of such assignment, sale or other disposition becoming a substituted limited partner under Accuride Erie's limited partnership agreement and (ii) agree that the provisions of Section 9.2 of its limited partnership agreement shall not apply to the assignment or pledge hereunder of, or the grant hereunder of security interest in, the Pledged Stock issued by Accuride Erie, or the assignment, sale or other disposition of such Pledged Stock pursuant to Article 7 hereof, and in that connection waive all of their rights under such provisions with respect to such assignment, pledge and grant and such assignment, sale and other disposition.

        (c)   The U.S. Borrower, as sole member of Henderson LLC, hereby consents for purposes of Article 9 of Henderson LLC's limited liability company agreement to the assignment and pledge hereunder of, and the grant hereunder of security interests in, the Pledged Stock issued by Henderson LLC and to the assignment, sale or other disposition of such Pledged Stock pursuant to Article 7 hereof and the transferee of such assignment, sale or other disposition becoming a substituted member under Henderson LLC's limited liability company agreement.

        (d)   The U.S. Borrower, as sole member of EMI LLC, hereby consents for purposes of Section 8.1 of EMI LLC's limited liability company agreement to the assignment and pledge hereunder of, and the grant hereunder of security interests in, the Pledged Stock issued by EMI LLC and to the assignment, sale or other disposition of such Pledged Stock pursuant to Article 7 hereof and the transferee of such assignment, sale or other disposition becoming a substituted member under EMI LLC's limited liability company agreement.

        (e)   The U.S. Borrower, as sole member of Distributing LLC, hereby consents for purposes of Section 7.4 of Distributing LLC's limited liability company agreement to the assignment and pledge hereunder of, and the grant hereunder of security interests in, the Pledged Stock issued by Distributing LLC and to the assignment, sale or other disposition of such Pledged Stock pursuant to Article 7 hereof and the transferee of such assignment, sale or other disposition becoming a substituted member under Distributing LLC's limited liability company agreement.

        Section 5.13    Representations and Warranties in the Credit Agreement.    Each of the representations and warranties set forth in Section 4.01 of the Credit Agreement that is made by either Borrower with respect to such Guarantor is correct in all material respects.

ARTICLE 6

Covenants

        Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than Unmatured Surviving Obligations) shall have been paid in full and no Letter of Credit shall be outstanding.

        Section 6.1    Delivery of Instruments, Certificated Securities and Chattel Paper.    If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper in an aggregate amount in excess of $100,000, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

        Section 6.2    Maintenance of Insurance.

        (a)   Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) insuring such Grantor and the Administrative Agent against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $500,000 per occurrence) to be paid directly to the Administrative Agent.

        (b)   All such insurance shall (i) provide that at least 10 days' prior written notice of cancellation, material reduction or lapse be given to the Administrative Agent, (ii) name the Administrative Agent as insured party or loss payee, as applicable, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

        (c)   The U.S. Borrower shall deliver to the Administrative Agent as often as the Administrative Agent may reasonably request a report of a reputable insurance broker with respect to such insurance.

        (d)   Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 6.2 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (e) of this Section 6.2 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

        (e)   So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Administrative Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Administrative Agent to the applicable Grantor, and such payments shall be applied as required pursuant to Section 2.03(b)(ii) of the Credit Agreement.

        Section 6.3    Payment of Obligations.    Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

        Section 6.4    Transfers; Maintenance of Perfected Security Interest; Maintenance of Records; Further Documentation

        (a)   Such Grantor will not convey, transfer, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option or other right to purchase or otherwise acquire, any of the Collateral, except for such conveyances, sales, transfers, assignments and dispositions that are permitted under the Loan Documents.

        (b)   Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 5.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

        (c)   Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

        (d)   At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Bank Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

        Section 6.5    Changes in Name, etc.    Such Grantor will not, except upon 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other executed documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or principal residence from that referred to in Section 5.3 or (ii) change its name.

        Section 6.6    Notices.    Such Grantor will advise the Administrative Agent and the Lender Parties promptly, in reasonable detail, of:

          (a)   any material Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral that would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder;

          (b)   any loss or damage exceeding $1,000,000 to any of the Equipment or Inventory of such Grantor; and

          (c)   the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

        Section 6.7    Investment Property.

        (a)   If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lender Parties, hold the same in trust for the Administrative Agent and the Lender Parties and promptly deliver the same to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If the Administrative Agent so requests at any time when an Event of Default has occurred and is continuing, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property is required to be delivered to the Administrative Agent and is received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Lender Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

        (b)   Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except pursuant to a transaction permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and other Liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement).

        (c)   In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Section 7.3(d) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(d) with respect to the Investment Property issued by it.

        (d)   In the case of the Pledged Stock of the Canadian Borrower, the U.S. Borrower hereby agrees to deliver or cause to be delivered to the Administrative Agent any consent or document in addition to those referred to in Section 5.6(e) hereof as may be reasonably requested by the Administrative Agent from time to time and as such may be reasonably required to maintain the Lien granted to the Administrative Agent hereunder on all such Pledged Stock.

        Section 6.8    Receivables.    Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

        Section 6.9    Contracts.

        (a)   Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

        (b)   Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner that could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

        (c)   Such Grantor will exercise promptly and diligently each and every material right that it may have under each Contract (other than any right of termination).

        (d)   Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

        (e)   Such Grantor shall instruct the obligor under each Contract to make all payments due or to become due under or in connection with each Contract will be made directly to a Pledged Account.

        Section 6.10    Intellectual Property.

        (a)   Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material way.

        (b)   Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

        (c)   Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

        (d)   Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

        (e)   Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property has or may become forfeited, abandoned or dedicated to the public or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the U.S. PTO, the U.S. Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

        (f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the U.S. PTO, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

        (g)   Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the U.S. PTO, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

        (h)   In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

        (i)    With respect to its material Intellectual Property, to the extent not delivered to the Administrative Agent prior to the date hereof, each Grantor agrees to execute an agreement, in substantially the form set forth in Exhibit D hereto (an "Intellectual Property Security Agreement"), for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property with the U.S. PTO, the U.S. Copyright Office and any other Governmental Authorities necessary to perfect the security interest hereunder in such Intellectual Property.

        Section 6.11    Commercial Tort Claims.    If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

        Section 6.12    Vehicles.

        (a)   No Vehicle with a fair market value in excess of $100,000 and as to which the Administrative Agent has requested that the actions described in Section 6.12(b) be taken shall be removed from the state which has issued the certificate of title or ownership therefor for a period in excess of four months.

        (b)   At any time upon the request of the Administrative Agent subsequent to the date hereof, and with respect to any Vehicles with a fair market value of at least $100,000 acquired by such Grantor subsequent to the date hereof, within 30 days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Administrative Agent's first priority security interest in the Vehicle covered by such certificate and any other necessary documentation shall be filed in each office in each jurisdiction, which the Administrative Agent shall deem advisable to perfect its security interests in such Vehicles.

        Section 6.13    Covenants in the Loan Documents.    Such Grantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents that either Borrower has agreed to cause such Grantor to perform or observe.

        Section 6.14    Delivery of Originals of Collateral.    Any requirement that the Grantors deliver originals of Collateral or originals of any other certificate, consent or document hereunder to the Administrative Agent shall be deemed satisfied by the Grantors' delivery of such originals of Collateral or such originals of such other certificates, consents or documents to the Administrative Agent prior to the date hereof pursuant to the Existing Guarantee and Collateral Agreement and the Existing Credit Agreement.

ARTICLE 7

Remedial Provisions

        Section 7.1    Certain Matters Relating to Receivables.

        (a)   If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

        (b)   The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to Article 4, and upon written notice to such Grantor, the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of a Default under Section 7.01(a) or (f) of the Credit Agreement or an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of a Default under Section 7.01(a) or (f) of the Credit Agreement or an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 7.5 and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

        (c)   At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

        (d)   Following the occurrence and during the continuance of an Event of Default, the Administrative Agent may enforce collection of any Accounts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to otherwise exercise all rights with respect to such Accounts, including, without limitation, those set forth set forth in Section 9-607 of the UCC.

        Section 7.2    Communications with Obligors; Grantors Remain Liable.

        (a)   If an Event of Default has occurred and is continuing, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

        (b)   Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

        (c)   Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

        Section 7.3    Pledged Stock.

        (a)   Unless a Default under Section 7.01(a) or (f) of the Credit Agreement shall have occurred and be continuing, or an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7.3(c), each Grantor shall be permitted to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken that would impair the Collateral or that would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to this Section 7.3(a).

        (b)   Unless a Default under Section 7.01(a) or (f) of the Credit Agreement shall have occurred and be continuing, or an Event of Default shall have occurred and be continuing, and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7.3(c), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, each to the extent permitted in the Credit Agreement.

        (c)   If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

        (d)   Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent. The Administrative Agent agrees not to deliver any such instruction unless an Event of Default has occurred and is continuing.

        Section 7.4    Proceeds to be Turned Over to Administrative Agent.    In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 7.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, and if the Administrative Agent shall so request, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.5.

        Section 7.5    Application of Proceeds.    If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply all or any part of Proceeds constituting Collateral,

whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Obligations in the order set forth in Section 7.02 of the Credit Agreement.

        Section 7.6    Code and Other Remedies.

        (a)   If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it or the Secured Parties in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

        (b)   If the Administrative Agent proceeds to exercise its right to sell any or all of the Investment Property, each of the Grantors shall, upon the written request of the Administrative Agent therefor, furnish to the Administrative Agent all such information as the Administrative Agent may reasonably request in order to determine the number of limited liability company membership interests, partnership interests, shares and other instruments included in such Investment Property that may be sold by the Administrative Agent in transactions exempt under the Securities Act or any similar laws in effect from time to time in any other relevant jurisdiction.

        (c)   Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, the Administrative Agent may be compelled to resort to one or more private sales of any or all of the Pledged Stock to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such Issuer would agree to do so.

        Section 7.7    Acknowledgments Relating to Investment Property and Account Collateral.

        (a)   Each Grantor recognizes and hereby acknowledges that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws (or other similar laws of other relevant jurisdictions), the Administrative Agent may be compelled with respect to any sale of all or any part of the Investment Property comprised of limited liability company membership interests, partnership interests, shares or other equity interests or other securities that are not registered under the Securities Act to limit the purchasers thereof to those Persons who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor hereby further acknowledges that any such private sale may be at a price and on terms less favorable to the Administrative Agent and the other Secured Parties than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, such Grantor hereby agrees that any private sale conducted in accordance with the New York UCC shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or any applicable state securities laws (or other similar law of other relevant jurisdictions), even if such Grantor would agree to do so. Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Investment property may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Investment Property to more than one offeree.

        (b)   The Administrative Agent may sell or liquidate (and each of the Borrowers and the other Grantors hereby irrevocably instructs the Administrative Agent, without any further action by or notice to or from any such Grantor, to so sell or liquidate) all or any portion of the Collateral Investments held in or in respect of any of the Cash Collateral Accounts at any time following the occurrence and during the continuance of an Event of Default to the extent required to satisfy all or any part of the Borrower Obligations, and the Administrative Agent shall not have any liability to any of the Grantors, any of the other Secured Parties or any other Person for, or as a result of, any losses suffered from any such sale or liquidation.

        Section 7.8    Deficiency.    Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

 ARTICLE 8

The Administrative Agent

        Section 8.1    Administrative Agent's Appointment as Attorney-in-Fact, etc.

        (a)   Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor and without notice to or assent by such Grantor, to do any or all of the following:

            (i)  in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

           (ii)  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii)  pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv)  execute, in connection with any sale provided for in Section 7.6 or 7.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

           (v)  (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains) throughout the world for such term or terms, on such conditions and in such manner as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

        Anything in this Section 8.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 8.1(a) unless a Default under Sections 7.01(a) or 7.01(f) of the Credit Agreement shall have occurred and be continuing or an Event of Default shall have occurred and be continuing.

        (b)   If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

        (c)   The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due U.S. Loan Advances that are Base Rate Advances under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

        (d)   Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        Section 8.2    Duty of Administrative Agent.    The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

        Section 8.3    Execution of Financing Statements.    Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use general language with respect to the description of collateral in any such financing statement or continuation statement or amendments thereto, including describing the collateral as "all assets and all personal property" of such Grantor. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

        Section 8.4    Authority of Administrative Agent.    Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE 9

Miscellaneous

        Section 9.1    Amendments in Writing.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.01 of the Credit Agreement.

        Section 9.2    Notices.    All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

        Section 9.3    No Waiver by Course of Conduct; Cumulative Remedies.    Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        Section 9.4    Enforcement Expenses; Indemnification.

        (a)   Each Guarantor agrees to pay or reimburse each Secured Party and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Administrative Agent.

        (b)   Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

        (c)   Each Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent any Borrower would be required to do so pursuant to Section 9.04 of the Credit Agreement.

        (d)   The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

        Section 9.5    Successors and Assigns.    This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that, except in a transaction permitted pursuant to the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

        Section 9.6    Set-Off.    Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 7.01, each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender Party at any time and from time to time, to the fullest extent permitted by law, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other indebtedness at any time held or owing by the Administrative Agent or such Lender Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender Party hereunder, under the Credit Agreement or any other Loan Document or otherwise, as the Administrative Agent or such Lender Party may elect, whether or not the Administrative Agent or any Lender Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender Party may have.

        Section 9.7    Counterparts.    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 9.8    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Section 9.9    Section Headings.    The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        Section 9.10    Integration.    This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

        Section 9.11    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES.

        Section 9.12    Submission to Jurisdiction; Waivers.    Each Grantor hereby irrevocably and unconditionally:

          (a)   submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b)   consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)   agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d)   agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e)   waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        Section 9.13    Acknowledgements.    Each Grantor hereby acknowledges that:

          (a)   it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b)   neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)   no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

        Section 9.14    Additional Grantors.    Each Subsidiary of the U.S. Borrower that is required to become a party to this Agreement pursuant to Section 5.01(j) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

        Section 9.15    Releases.

        (a)   At such time as the Advances, the reimbursement obligations in respect of Letters of Credit and the other Obligations (other than Unmatured Surviving Obligations) shall have been paid in full and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to, or as directed by, such Grantor any Collateral held by the

Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

        (b)   If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. If the Capital Stock of any Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, such Guarantor shall be released from its obligations hereunder; provided that (i) at the time of and after giving pro forma effect to such request and release, no Default shall have occurred and be continuing, (ii) the U.S. Borrower shall have delivered to the Administrative Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor, together with a certification by the U.S. Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and (iii) the Net Cash Proceeds of any such sale, transfer or other disposition shall be applied to prepay the Advances, and reduce the Commitments, outstanding at such time in accordance with, and to the extent required under, Section 2.02(b) of the Credit Agreement.

        Section 9.16    WAIVER OF JURY TRIAL.    EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

ACCURIDE CORPORATION, as a Grantor
By:	/s/ James H. Woodward, Jr.
	Name:	James H. Woodward, Jr.
	Title:	Senior Vice President and Chief Financial Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent
By:	/s/ Omayra Laucella
	Name:	Omayra Laucella
	Title:	Vice President
By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Director

ACCURIDE CUYAHOGA FALLS, INC.
ACCURIDE DISTRIBUTING, LLC
AOT INC.
ERIE LAND HOLDING, INC.
BOSTROM HOLDINGS, INC.
BOSTROM SEATING, INC.
BOSTROM SPECIALTY SEATING, INC.
BRILLION IRON WORKS, INC.
FABCO AUTOMOTIVE CORPORATION
GUNITE CORPORATION
IMPERIAL GROUP HOLDING CORP.—1
IMPERIAL GROUP HOLDING CORP.—2
JAII MANAGEMENT COMPANY
TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
TRUCK COMPONENTS INC.,
each as a Grantor
By:	/s/ James H. Woodward, Jr.
	Name:	James H. Woodward, Jr.
	Title:	Authorized Signatory
ACCURIDE EMI, LLC, as a Grantor
By:	/s/ William M. Lasky
	Name:	William M. Lasky
	Title:	Manager
By:	/s/ James H. Woodward, Jr.
	Name:	James H. Woodward, Jr.
	Title:	Manager

ACCURIDE ERIE L.P., as a Grantor
By:	AKW GENERAL PARTNER L.L.C., as General Partner
	By:	ACCURIDE CORPORATION, as Sole Member
	By:	/s/ James H. Woodward, Jr.
		Name:	James H. Woodward, Jr.
		Title:	Senior Vice President and Chief Financial Officer
ACCURIDE HENDERSON LIMITED LIABILITY COMPANY AKW GENERAL PARTNER L.L.C., each as a Grantor
By:	ACCURIDE CORPORATION, as Sole Member
	By:	/s/ James H. Woodward, Jr.
		Name:	James H. Woodward, Jr.
		Title:	Senior Vice President and Chief Financial Officer
IMPERIAL GROUP, L.P., as a Grantor
By:	IMPERIAL GROUP HOLDING CORP.—1, its General Partner
	By:	/s/ James H. Woodward, Jr.
		Name:	James H. Woodward, Jr.
		Title:	Vice President

 SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

 SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Issuer	Class of Stock	Stock Certificate No.	No. of Shares

Pledged Notes:

Issuer	Payee	Principal Amount

 SCHEDULE 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

[List each office where a financing statement is to be filed](1)

(1)
Note that perfection of security interests in patents and trademarks requires filings under the UCC in the jurisdictions where filings would be made for general intangibles, as well as filings in the U.S Copyright Office and the U.S. Patent & Trademark Office.

Patent and Trademark Filings

[List all filings]

Actions with respect to Pledged Stock(2)

(2)
If the interest of a Grantor in Pledged Stock appears on the books of a financial intermediary, a control agreement as described in Section 8-106 of the New York UCC will be required.

Other Actions

[Describe other actions to be taken]

 SCHEDULE 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Location of Chief Executive Office

 SCHEDULE 5

JURISDICTIONS OF FOREIGN QUALIFICATION

Grantor	Jurisdiction of Foreign Qualification

 SCHEDULE 6

COPYRIGHTS AND COPYRIGHT LICENSES

PATENTS AND PATENT LICENSES

TRADEMARKS AND TRADEMARK LICENSES

 SCHEDULE 7

CONTRACTS

        Merger Agreement

 SCHEDULE 8

PLEDGED ACCOUNTS AND CASH CONCENTRATION ACCOUNTS

Cash Concentration Accounts

Name and Address of Institution	Account No.

Pledged Accounts

Name and Address of Institution	Account No.

 EXHIBIT A

FORM OF PLEDGED ACCOUNT LETTER

                ,

[Name and address
of Pledged Account Bank]

Attention: [Name/Title]

[Name of the Grantor]

Ladies and Gentlemen:

        Reference is made to [the lockboxes listed on Schedule I hereto into which certain monies, instruments and other properties are deposited from time to time and] the deposit accounts listed on Schedule I hereto (such [lockboxes and] deposit accounts being, collectively, the "Pledged Accounts") maintained with you by                (the "Grantor"). Pursuant to the Second Amended and Restated Guarantee and Collateral Agreement dated as of February 26, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), the Grantor has granted to Deutsche Bank Trust Company Americas ("DBTCA"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII of the Credit Agreement, the "Administrative Agent") for the Secured Parties referred to in the Fifth Amended and Restated Credit Agreement dated as of February 26, 2010, with, among certain other parties, the Grantor, a security interest in certain property of the Grantor, including, among other things, the following (the "Account Collateral"): each Pledged Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Pledged Account, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral. It is a condition to the continued maintenance of the Pledged Accounts with you that you agree to this letter agreement.

        By executing this letter agreement, you acknowledge notice of, and consent to the grant of the security interest in, and the pledge and assignment of, the Account Collateral to the Administrative Agent for the benefit of the Secured Parties and you confirm to the Administrative Agent that the description of the Pledged Accounts set forth on Schedule I hereto is correct and that you have not received any notice of any other security interest in, pledge or assignment of, or other claim (other than that of the Grantor) on, any of the Pledged Accounts. Further, you hereby agree with the Administrative Agent that:

          (a)   Notwithstanding anything to the contrary in any other agreement relating to any Pledged Account, each Pledged Account (i) is and will be subject to the security interest, pledge and assignment created under the Guarantee and Collateral Agreement, (ii) will be maintained solely for the benefit of the Secured Parties in accordance with the provisions of the Loan Documents (as defined in the Credit Agreement), (iii) will have the title set forth opposite the account number therefor on Schedule I hereto and (iv) will be transferred as indicated in clause (f) below or as otherwise instructed only by an officer of the Administrative Agent. Only the Administrative Agent is authorized to withdraw amounts from, to draw upon, or, except as otherwise set forth herein, to otherwise exercise any powers with respect to the Pledged Accounts and the funds deposited therein. The Administrative Agent authorizes and directs that the sole signatories authorized to act on behalf of the Administrative Agent with respect to the Pledged Accounts are and shall be such officers of the Administrative Agent as the Administrative Agent may from time to time designate in a writing acceptable to you. You may rely without liability on any such written designation, absent manifest error, unless and until you receive a written designation to the contrary. Any such written designation shall include the specimen signature of each authorized officer of the Administrative Agent.

          (b)   You will collect mail from each Pledged Account on each of your business days at times that you currently collect mail.

          (c)   You will follow your usual operating procedures for the handling of any remittance that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc. received in any Pledged Account.

          (d)   You will endorse and process all eligible checks and other remittance items not covered by paragraph (c) and deposit such checks and remittance items in the Pledged Accounts.

          (e)   You will maintain a record of all checks and other remittance items received in each Pledged Account and, in addition to providing the Grantor with photostats, vouchers, enclosures, etc. of such checks and remittance items on a daily basis, furnish to the Administrative Agent a monthly statement of each Pledged Account, to be mailed or telecopied to the Administrative Agent at:                                    ,                                     ,                                     Telecopier No.                                    , Attention:                                    .

          (f)    You will transfer, in same day funds, on each of your business days, all amounts collected from each Pledged Account on such day to the following account (the "Cash Concentration Account"):

      [Name of the Borrower]
      Account No.

                              ,
                  ,
      Attention:

  Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

          (g)   All transfers referred to in paragraph (f) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Administrative Agent for any reason any such payment once made, except as set forth herein.

          (h)   All service charges and fees with respect to any Pledged Account shall be payable by the Grantor, and deposited checks returned for any reason shall not be charged to the applicable Pledged Account [, but may be charged to another account maintained by the Grantor with you].

          (i)    The Administrative Agent shall be entitled to exercise any and all rights of the Grantor in respect of the Pledged Accounts and the other Account Collateral in accordance with the terms of the Guarantee and Collateral Agreement, and you shall comply in all respects with such exercise.

        You hereby represent and warrant that the person executing this letter agreement on your behalf is duly authorized to do so.

        No amendment or waiver of any provision of this letter agreement, nor consent to any departures by you or the Grantor herefrom, shall be effective unless the same shall be in writing as signed by you, the Grantor and the Administrative Agent.

        This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement upon thirty (30) days' prior written notice to the Grantor and the Administrative Agent. Upon such termination you shall close the Pledged Accounts and transfer all funds in the Pledged Accounts to the Cash Concentration Account or another account as instructed by the Administrative Agent at such time. After any such termination, you shall nonetheless remain obligated

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promptly to transfer to the Cash Concentration Account or to such other account as instructed by the Administrative Agent at such time all funds and other property received in respect of the Pledged Accounts.

        This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of an original executed counterpart of this letter agreement.

        You shall not be deemed to have any knowledge (imputed or otherwise) of: (i) any of the terms or conditions of the Guarantee and Collateral Agreement or any document referred to therein or relating to any financing arrangement between the Grantor and the Administrative Agent, or any breach thereof, or (ii) any occurrence or existence of a default. You have no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the Pledged Accounts as are specified in this letter agreement. You are not responsible for the enforceability or validity of the security interest in the Pledged Accounts.

        The Grantor and the Administrative Agent jointly and severally authorize you to debit the Pledged Accounts, from time to time, for: (i) items, including, without limitation, any automated clearinghouse transactions which are returned for any reason and any adjustments; and (ii) any amount then due from the Grantor or the Administrative Agent to you under this letter agreement or related to the Pledged Accounts and the services provided hereunder, provided you advise the Grantor and the Administrative Agent of the amount there in accordance with your then current practice.

        You will be liable only for direct damages if you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if it has been advised of the possibility of such damages.

        [The Grantor and the Administrative Agent acknowledge and agree that the provisions of your standard Commercial Account Agreement shall apply to the extent not inconsistent herewith. A copy of the Commercial Account Agreement is attached hereto as Exhibit A.] [The provisions of the Lockbox Service Terms shall apply to any lockbox services provided by you. A copy of the Lockbox Terms is attached hereto as Exhibit B].

        The Grantor and the Administrative Agent, as the case may be, are responsible for, and you may rely upon, the contents of the any notice or instruction that you believe in good faith to be from the Grantor or Administrative Agent, as the case may be, without any independent investigation. You shall have no duty to inquire into the authority of the person in giving such notice or instruction. In the event that you receive conflicting notices or instructions, you agree that you shall comply with the instructions of the Administrative Agent.

        This letter agreement shall be construed in accordance with the laws of the state of [insert jurisdiction in which Pledged Account is located]. You, the Administrative Agent and the Grantor hereby waive their respective rights to a trial by jury.

        Please indicate your acknowledgment of and agreement to the provisions of this letter agreement by signing in the appropriate space provided below and returning this letter agreement to                 ,                ,             ,                        , Telecopier No.: (212)        -                , Attention:                . If you elect

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to deliver this letter agreement by telecopier, please arrange for the executed original to follow by next-day courier.

Very truly yours,
[NAME OF GRANTOR]
By:
Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS., as Administrative Agent
By:
Name:
Title:
By:
Name:
Title:
Acknowledged and agreed to as of the date first above written:
[NAME OF PLEDGED ACCOUNT BANK]
By:
Name:
Title:

4

 SCHEDULE I
TO
THE PLEDGED ACCOUNT LETTER

[Lockbox/]Account Number	[Lockbox/]Account Name

 EXHIBIT B

FORM OF CASH CONCENTRATION ACCOUNT LETTER

                                    ,

[Name and address
of Collateral Bank]

Attention: [Name/Title]

[Name of the Borrower]

Ladies and Gentlemen:

        Reference is made to (i) deposit account no.                                (the "Cash Concentration Account") and (ii) deposit account no.                                (the "Operating Account"), in each case into which certain monies, instruments and other properties are deposited from time to time (collectively, the "Pledged Accounts") maintained with you by                                (the "Grantor"). Pursuant to the Second Amended and Restated Guarantee and Collateral Agreement dated as of February 26, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), the Grantor has granted to Deutsche Bank Trust Company Americas ("DBTCA"), as Administrative Agent (together with any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement, the "Administrative Agent") for the Secured Parties referred to in the Fifth Amended and Restated Credit Agreement dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with, among other parties, the Grantor, a security interest in, and upon issuance of written instructions of the Administrative Agent pursuant to paragraph (g) below, sole dominion and control of, certain property of the Grantor, including, among other things, the following (the "Account Collateral"): each Pledged Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such Pledged Account, all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral. It is a condition to the continued maintenance of the Pledged Accounts with you that you agree to this letter agreement.

        By executing this letter agreement, you acknowledge notice of, and consent to the grant of the security interest in, and the pledge and assignment of, the Account Collateral to the Administrative Agent for the benefit of the Secured Parties and you confirm to the Administrative Agent that the description of the Pledged Accounts set forth on Schedule I hereto is correct and that you have not received any notice of any other security interest in, pledge or assignment of, or other claim (other than that of the Grantor) on, the Pledged Accounts. Further, you hereby agree with the Administrative Agent that:

          (a)   Notwithstanding anything to the contrary in any other agreement relating to any Pledged Account, each Pledged Account (i) is and will be subject to the security interest, pledge and assignment created under the Guarantee and Collateral Agreement, (ii) will be maintained solely for the benefit of the Secured Parties in accordance with the provisions of the Loan Documents (as defined in the Credit Agreement), will have the title set forth opposite the account number therefor on Schedule I hereto and, upon the issuance of written instructions of the Administrative Agent pursuant to paragraph (g) below, will be subject to written instructions only from an officer of the Administrative Agent. Upon the issuance of written instructions by the Administrative Agent pursuant to paragraph (g) below, only the Administrative Agent will be authorized to withdraw amounts from, to draw upon, or, except as otherwise set forth herein, to otherwise exercise any powers with respect to the Pledged Accounts (other than the Operating Account, as to which authorized signatories of the Borrower shall have such powers, subject to the terms and conditions of this letter agreement) and the funds deposited therein. You agree to follow any written instructions of the Administrative Agent without any further consent from the Grantor. The Administrative Agent authorizes and directs that the sole signatories authorized to act on behalf of the Administrative Agent with respect to the Pledged Accounts are and shall be such officers of the Administrative Agent as the Administrative Agent may from time to time designate in a writing acceptable to you. You may rely without liability on any such written designation, absent manifest error, unless and until you receive a written designation to the contrary. Any such written designation shall include the specimen signature of each authorized officer of the Administrative Agent.

          (b)   You will collect mail from each Pledged Account on each of your business days at times that you currently collect mail.

          (c)   You will follow your usual operating procedures for the handling of any remittance that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc. received in any Pledged Account.

          (d)   You will endorse and process all eligible checks and other remittance items not covered by paragraph (c) and deposit such checks and remittance items in the Cash Concentration Accounts.

          (e)   You will maintain a record of all checks and other remittance items received in each Pledged Account and, in addition to providing the Grantor with Photostats, vouchers, enclosures, etc. of such checks and remittance items on a daily basis, furnish to the Administrative Agent a monthly statement of each Pledged Account, to be mailed or telecopied to the Administrative Agent at:                                    ,                         ,                                     , Telecopier No.                        , Attention:                                    .

          (f)    Unless the Administrative Agent shall have made the request referred to in paragraph (g) below:

              (i)  you will transfer amounts on deposit in the Cash Concentration Account to the Operating Account to the extent necessary to pay all checks drawn on, and all amounts otherwise withdrawn from, the Operating Account; and

             (ii)  you will from time to time (x) invest amounts on deposit in the Cash Concentration Account in such Cash Equivalents (as defined in the Credit Agreement, a copy of which definition has been furnished to you) in the name of the Grantor as the Grantor may select, and (y) invest interest paid on the Cash Equivalents referred to in clause (x) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Grantor as the Grantor may select. Interest and proceeds that are not invested or reinvested in Cash Equivalents as provided above shall be deposited and held in the Cash Concentration Account. In addition, the Administrative Agent has the right at any time to direct you to exchange such Cash Equivalents for similar Cash Equivalents of smaller or larger denominations, or for other Cash Equivalents, and you agree to comply with any such direction.

          (g)   Upon the written request of the Administrative Agent to you, you will transfer, by Fedwire or immediately available funds, on the same day on each of your business days thereafter until the Administrative Agent withdraws such request in writing (in which case the provisions of paragraph (f) shall again become operative), all available amounts collected from or on deposit in

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  the Pledged Accounts (or such lesser amounts as the Administrative Agent shall direct) on such day to the following account (the "Collateral Account"):

    [Name of the Grantor]
    Account No.

                      ,
    Attention:

  Each such transfer of funds shall neither comprise only part of a remittance nor reflect the rounding off of any funds so transferred.

          (h)   All transfers referred to in paragraph (g) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and you will not seek to recover from the Administrative Agent for any reason any such payment once made, except as set forth herein.

          (i)    All service charges and fees with respect to any Pledged Account shall be payable by the Grantor, and deposited checks returned for any reason shall not be charged to the applicable Pledged Account [, but may be charged to another account maintained by the Grantor with you].

          (j)    The Administrative Agent shall be entitled to exercise any and all rights of the Grantor in respect of the Pledged Accounts and the other Account Collateral in accordance with the terms of the Guarantee and Collateral Agreement, and you shall comply in all respects with such exercise.

        You hereby represent and warrant that the person executing this letter agreement on your behalf is duly authorized to do so.

        No amendment or waiver of any provision of this letter agreement, nor consent to any departures by you or the Grantor herefrom, shall be effective unless the same shall be in writing as signed by you, the Grantor and the Administrative Agent.

        This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement upon thirty days' prior written notice to the Grantor and the Administrative Agent. Upon such termination you shall close the Pledged Accounts and transfer all funds in the Pledged Accounts to the Collateral Account or another account as instructed by the Administrative Agent at such time. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Collateral Account or to such other account as instructed by the Administrative Agent at such time all funds and other property received in respect of the Pledged Accounts.

        This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of an original executed counterpart of this letter agreement.

        You shall not be deemed to have any knowledge (imputed or otherwise) of: (i) any of the terms or conditions of the Guarantee and Collateral Agreement or any document referred to therein or relating to any financing arrangement between the Grantor and the Administrative Agent, or any breach thereof, or (ii) any occurrence or existence of a default. You have no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the Cash Concentration Account as are specified in this letter agreement. You are not responsible for the enforceability or validity of the security interest in the Account Collateral and the Cash Concentration Accounts.

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        The Grantor and the Administrative Agent jointly and severally authorize you to debit the Pledged Accounts, from time to time, for: (i) items, including any automated clearinghouse transactions which are returned for any reason and any adjustments; and (ii) any amount then due from the Grantor or the Administrative Agent to you under this letter agreement or related to the Pledged Accounts and the services provided hereunder, provided you advise the Grantor and the Administrative Agent of the amount there in accordance with your then current practice.

        You will be liable only for direct damages if you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if it has been advised of the possibility of such damages.

        [The Grantor and the Administrative Agent acknowledge and agree that the terms of your standard Commercial Account Agreement shall apply to the extent not inconsistent herewith. A copy of the Commercial Account Agreement is attached hereto as Exhibit A.] [The provisions of the Lockbox Service Terms shall apply to any lockbox services provided by you. A copy of the Lockbox Terms is attached here to as Exhibit B.]

        This letter agreement shall be construed in accordance with the internal laws of the state of [                                ], the state in which the applicable account is located. You, the Administrative Agent and the Grantor hereby waive their respective rights to a trial by jury.

        Please indicate your acknowledgment of and agreement to the provisions of this letter agreement by signing in the appropriate space provided below and returning this letter agreement to                                 ,                                 ,                                 ,                                 ,

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Telecopier No.: (212)       -            , Attention:                                . If you elect to deliver this letter agreement by telecopier, please arrange for the executed original to follow by next-day courier.

Very truly yours,
[NAME OF GRANTOR]
By:
Name:
Title:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent
By:
Name:
Title:
Acknowledged and agreed to as of the date first above written:
[NAME OF COLLATERAL BANK]
By:
Name:
Title:

5

 SCHEDULE I
TO
THE CASH CONCENTRATION ACCOUNT LETTER

Account Number	Account Name

 EXHIBIT C

FORM OF CONTROL AGREEMENT
(Securities Account)

        CONTROL AGREEMENT dated as of                              , 20            , among                              , a                              (the "Grantor"), Deutsche Bank Trust Company Americas ("DBTCA"), as Administrative Agent (the "Secured Party"), and                              , a                               ("                              "), as securities intermediary (the "Securities Intermediary").

PRELIMINARY STATEMENTS:

        (1)   The Grantor has granted the Secured Party a security interest (the "Security Interest") in account no.                               maintained by the Securities Intermediary for the Grantor (the "Account").

        (2)   Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of New York ("N.Y. Uniform Commercial Code") are used in this Agreement as such terms are defined in such Article 8 or 9.

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

        Section 1.    The Account.    The Securities Intermediary represents and warrants to, and agrees with, the Secured Party that:

          (a)   The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

          (b)   The Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account. The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

          (c)   The securities intermediary's jurisdiction with respect to the Account is, and will continue to be for so long as the Security Interest shall be in effect, the State of [New York].

          (d)   Schedule I attached hereto is a statement of the property credited to the Account on the date hereof.

          (e)   The Securities Intermediary does not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement.

        Section 2.    Control by Secured Party.    The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an "Entitlement Order") or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the Secured Party without further consent by the Grantor or any other person.

        Section 3.    Grantor's Rights in Account.    (a) Except as otherwise provided in this Section 3, the Securities Intermediary will comply with Entitlement Orders originated by the Grantor without further consent by the Secured Party.

        (b)   Until the Securities Intermediary receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a "Notice of Exclusive Control"), the Securities Intermediary may distribute to the Grantor all interest and regular cash dividends on property in the Account.

        (c)   The Securities Intermediary will not comply with any Entitlement Order originated by the Grantor that would require the Securities Intermediary to make a free delivery to the Grantor or any other person.

        (d)   If the Securities Intermediary receives from the Secured Party a Notice of Exclusive Control, the Securities Intermediary will cease:

            (i)  complying with Entitlement Orders or other directions relating to the Account originated by the Grantor and

           (ii)  distributing to the Grantor interest and dividends on property in the Account.

        Section 4.    Priority of Secured Party's Security Interest.    (a) The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

        (b)   The Securities Intermediary will not agree with any third party that the Securities Intermediary will comply with Entitlement Orders originated by the third party.

        Section 5.    Statements, Confirmations, and Notice of Adverse Claims.    (a) The Securities Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

        (b)   When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

        Section 6.    The Securities Intermediary's Responsibility.    (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Securities Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

        (b)   The Securities Intermediary will not be liable to the Grantor for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Securities Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

        (c)   This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the N.Y. Uniform Commercial Code. In particular, the Securities Intermediary need not investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

        Section 7.    Indemnity.    The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the

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claims, liabilities or expenses are caused by the Securities Intermediary's gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

        Section 8.    Termination; Survival.    (a) The Secured Party may terminate this Agreement by notice to the Securities Intermediary and the Grantor. If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

        (b)   The Securities Intermediary may terminate this Agreement on 60 days' prior notice to the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

        (c)   Sections 6 and 7 will survive termination of this Agreement.

        Section 9.    Governing Law.    This Agreement and the Account will be governed by the law of the State of New York. The Securities Intermediary and the Grantor may not change the law governing the Account without the Secured Party's express prior written agreement.

        Section 10.    Entire Agreement.    This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

        Section 11.    Amendments.    No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

        Section 12.    Financial Assets.    The Securities Intermediary agrees with the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under Article 8 of the N.Y. Uniform Commercial Code.

        Section 13.    Notices.    A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party's address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

        Section 14.    Binding Effect.    This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Securities Intermediary and their respective successors and assigns.

        Section 15.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

3

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:
Address:

DEUTSCHE BANK TRUST COMPANY AMERICAS., as Administrative Agent
By:
Name:
Title:
Address:

[NAME OF SECURITIES INTERMEDIARY]
By:
Name:
Title:
Address:

4

 SCHEDULE I
TO THE SECURITIES
ACCOUNT CONTROL AGREEMENT

PROPERTY CREDITED TO THE SECURITIES ACCOUNT

 EXHIBIT D

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the "IP Security Agreement") dated as of                        , 20    , is made by the grantor listed on the signature page hereof (the "Grantor") in favor of Deutsche Bank Trust Company Americas ("DBTCA"), as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Accuride Corporation, a Delaware corporation, and Accuride Canada, Inc., a corporation existing under the laws of Ontario, Canada, have entered into the Fifth Amended and Restated Credit Agreement dated as of February 26, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with DBTCA, as Administrative Agent, and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

        WHEREAS, as a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement, the Grantor has executed and delivered that certain Second Amended and Restated Guarantee and Collateral Agreement dated as of February 26, 2010 made by the Grantor and the other grantors to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

        WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantor has granted a security interest in, among other property, certain intellectual property of the Grantor to the Administrative Agent for the ratable benefit of the Secured Parties, and has agreed as a condition thereof to execute this IP Security Agreement covering such intellectual property for recording with [the U.S. Patent and Trademark Office] [the United States Copyright Office] and other governmental authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

        Section 1.    Grant of Security.    The Grantor hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and to all of its right, title and interest in and to the following (the "Collateral"):

            (i)  [the United States, international, and foreign patents, patent applications and patent licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to the Guarantee and Collateral Agreement and this IP Security Agreement, each such supplement being in substantially the form of Exhibit E to the Guarantee and Collateral Agreement (an "IP Security Agreement Supplement"), executed and delivered by the Grantor to the Administrative Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

           (ii)  the United States and foreign trademark and service mark registrations, applications, and licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by IP Security Agreement Supplements executed and delivered by the Grantor to the Administrative Agent from time to time) (the "Trademarks");]

          (iii)  [the copyrights, United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule A hereto (as such Schedule A may be supplemented from time to time by supplements to the Guarantee and Collateral Agreement and this IP Security Agreement, each such supplement being in substantially the form of Exhibit E to the Guarantee and Collateral Agreement (an "IP Security Agreement Supplement"), executed and delivered by the Grantor to the Administrative Agent from time to time) (the "Copyrights");]

          (iv)  any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the [Copyrights] [Patents and Trademarks], with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

           (v)  any and all proceeds of the foregoing.

        Section 2.    Security for Obligations.    The pledge and assignment of, and the grant of a security interest in, the Collateral by the Grantor under this IP Security Agreement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

        Section 3.    Recordation.    The Grantor authorizes and requests that [the Register of Copyrights] [the Commissioner of Patents and Trademarks] and any other applicable government officer record this IP Security Agreement.

        Section 4.    Execution in Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        Section 5.    Grants, Rights and Remedies.    This IP Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Administrative Agent with respect to the Collateral are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

        Section 6.    Governing Law.    This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

        IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]
By:
Name: Title:
Acknowledged and agreed to as of the date first above written:
[ ]
By:
Name:
Title:

3

 SCHEDULE A
TO THE INTELLECTUAL
PROPERTY SECURITY AGREEMENT

PATENTS, TRADEMARKS AND TRADE NAMES, COPYRIGHTS AND LICENSES

Patents

Grantor	Patents	Country	Patent No.	Applic No.	Filing Date	Issue Date

Trademarks

Grantor	Trademarks and Trade Names	Country	Mark	Reg No.	Applic No.	Filing Date	Issue Date

Copyrights

Grantor	Copyrights	Country	Title	Reg No.	Applic No.	Filing Date	Issue Date

 EXHIBIT E

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

        This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this "IP Security Agreement Supplement") dated                    , 20    , is made by the Person listed on the signature page hereof (the "Grantor") in favor of Deutsche Bank Trust Company Americas ("DBTCA"), as Administrative Agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

        WHEREAS, Accuride Corporation, a Delaware corporation, and Accuride Canada, a corporation existing under the laws of Ontario, Canada, have entered into the Fifth Amended and Restated Credit Agreement dated as of February 26, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with Deutsche Bank Trust Company Americas, as Administrative Agent, and the Lender Parties party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

        WHEREAS, pursuant to the Credit Agreement, the Grantor and certain other Persons have executed and delivered that certain Second Amended and Restated Guarantee and Collateral Agreement dated as of February 26, 2010 made by the Grantors and such other Persons to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"). To create a short form version of the Guarantee and Collateral Agreement covering certain intellectual property of the Grantor and such other Persons for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities, the Grantor and such other Persons have executed and delivered those certain Intellectual Property Security Agreements made by the Grantor and such other Persons to the Administrative Agent dated as of                    , 20    (each as amended, amended and restated, supplemented or otherwise modified from time to time, an "IP Security Agreement").

        WHEREAS, under the terms of the Guarantee and Collateral Agreement and its IP Security Agreement, the Grantor has granted a security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor to the Administrative Agent for the ratable benefit of the Secured Parties and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with [the U.S. Patent and Trademark Office] [the United States Copyright Office] and other governmental authorities.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

        Section 1.    Confirmation of Grant of Security.    The Grantor hereby acknowledges and confirms the grant of a security interest to the Administrative Agent for the ratable benefit of the Secured Parties under the Guarantee and Collateral Agreement and its IP Security Agreement in and to all of the Grantor's right, title and interest in and to the following (the "Additional Collateral"):

            (i)  [The United States, international, and foreign patents, patent applications, and patent licenses set forth in Schedule A hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions (the "Patents");

           (ii)  The United States and foreign trademark and service mark registrations, applications, and licenses set forth in Schedule A hereto (the "Trademarks");]

          (iii)  [The copyrights, United States and foreign copyright registrations and applications and copyright licenses set forth in Schedule A hereto (the "Copyrights");]

          (iv)  any and all claims for damages for past, present and future infringement, misappropriation or breach with respect to the [Copyrights] [Patents and Trademarks], with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

           (v)  any and all proceeds of the foregoing.

        Section 2.    Supplement to Guarantee and Collateral Agreement and IP Security Agreement.    Schedule 6 to the Guarantee and Collateral Agreement and Schedule A to its IP Security Agreement are each, effective as of the date hereof, hereby supplemented to add to such Schedules the Additional Collateral.

        Section 3.    Recordation.    The Grantor authorizes and requests that [the Register of Copyrights] [the Commissioner of Patents and Trademarks] and any other applicable government officer to record this IP Security Agreement Supplement.

        Section 4.    Governing Law.    This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

2

        IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

[NAME OF GRANTOR]
By:
Name: Title:
Address:

Acknowledged and agreed to as of the date first above written:
[ ]
By:
Name:
Title:

3

 SCHEDULE A
TO THE INTELLECTUAL PROPERTY
SECURITY AGREEMENT SUPPLEMENT

PATENTS, TRADEMARKS AND TRADE NAMES, COPYRIGHTS AND LICENSES

Patents

Grantor	Patents	Country	Patent No.	Applic No.	Filing Date	Issue Date

Trademarks

Grantor	Trademarks and Trade Names	Country	Mark	Reg No.	Applic No.	Filing Date	Issue Date

Copyrights

Grantor	Copyrights	Country	Title	Reg No.	Applic No.	Filing Date	Issue Date

 EXHIBIT F

ACKNOWLEDGEMENT AND CONSENT(3)

(3)
This consent is necessary only with respect to any Issuer which is not also a Grantor.

        The undersigned hereby acknowledges receipt of a copy of the Second Amended and Restated Guarantee and Collateral Agreement dated as of February 26, 2010 (the "Agreement"), made by the Grantors parties thereto for the benefit of Deutsche Bank Trust Company Americas, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lender Parties as follows:

          1.     The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2.     The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.7(a) of the Agreement.

          3.     The terms of Sections 7.3(d) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.3(d) of the Agreement.

[NAME OF ISSUER]
By:
Name: Title:
Address for Notices:

Fax:

 ANNEX 1
TO
GUARANTEE AND COLLATERAL AGREEMENT

        ASSUMPTION AGREEMENT, dated as of                      , 20    , made by                                    (the "Additional Grantor"), in favor of Deutsche Bank Trust Company Americas, as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

        WHEREAS, Accuride Corporation (the "U.S. Borrower") and Accuride Canada Inc. (the "Canadian Borrower" and, together with the U.S. Borrower, the "Borrowers"), the Lenders and the Administrative Agent have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

        WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Second Amended and Restated Guarantee and Collateral Agreement, dated as of February 26, 2010 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

        WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

        WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

        NOW, THEREFORE, IT IS AGREED:

        1.    Guarantee and Collateral Agreement.    By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

        2.    Governing Law.    THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name: Title:

 ANNEX 1-A
TO
ASSUMPTION AGREEMENT

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

QuickLinks

  Exhibit 10.16
SECOND AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT
ARTICLE 1 Defined Terms
ARTICLE 2 Guarantee
ARTICLE 3 Grant of Security Interest
ARTICLE 4 Accounts
ARTICLE 5 Representations and Warranties
ARTICLE 6 Covenants
ARTICLE 7 Remedial Provisions
ARTICLE 8 The Administrative Agent
ARTICLE 9 Miscellaneous
SCHEDULE 1 NOTICE ADDRESSES OF GUARANTORS
  SCHEDULE 2
DESCRIPTION OF INVESTMENT PROPERTY
  SCHEDULE 3
  SCHEDULE 4
  SCHEDULE 5
  SCHEDULE 6
  SCHEDULE 7
  SCHEDULE 8
  EXHIBIT A
FORM OF PLEDGED ACCOUNT LETTER
SCHEDULE I TO THE PLEDGED ACCOUNT LETTER
  EXHIBIT B
FORM OF CASH CONCENTRATION ACCOUNT LETTER
SCHEDULE I TO THE CASH CONCENTRATION ACCOUNT LETTER
  EXHIBIT C
FORM OF CONTROL AGREEMENT (Securities Account)
SCHEDULE I TO THE SECURITIES ACCOUNT CONTROL AGREEMENT
PROPERTY CREDITED TO THE SECURITIES ACCOUNT
  EXHIBIT D
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
SCHEDULE A TO THE INTELLECTUAL PROPERTY SECURITY AGREEMENT
PATENTS, TRADEMARKS AND TRADE NAMES, COPYRIGHTS AND LICENSES
  EXHIBIT E
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
SCHEDULE A TO THE INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT
PATENTS, TRADEMARKS AND TRADE NAMES, COPYRIGHTS AND LICENSES
  EXHIBIT F
ACKNOWLEDGEMENT AND CONSENT(3)
ANNEX 1 TO GUARANTEE AND COLLATERAL AGREEMENT
W I T N E S S E T H
ANNEX 1-A TO ASSUMPTION AGREEMENT